SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 4, 2011

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Cadence Financial Corporation

(Exact Name of Registrant as Specified in Charter)

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Mississippi	1-15773	64-0694755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Main Street Starkville, Mississippi  39759

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(662) 324-4258

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

The information set forth in Item 5.01 is incorporated by reference into this Item 2.01.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger (as defined below), Cadence (as defined below) notified the Nasdaq Global Select Market (“Nasdaq”) on March 4, 2011 that each outstanding share of Cadence’s common stock, $1.00 par value, was cancelled and converted into the right to receive $2.50 in cash (without interest and subject to any applicable withholding tax) and requested that the Nasdaq file with the Securities and Exchange Commission (“SEC”) an application on Form 25 to report that the shares of common stock of the Company are no longer listed on the Nasdaq.  Additionally, Cadence intends to file with the SEC a Certification on Form 15 under the Exchange Act requesting that the Shares be deregistered and that Cadence’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 5.01  Change in Control of Registrant

On March 4, 2011, Cadence Financial Corporation, a Mississippi corporation (“Cadence”) was acquired by Community Bancorp LLC, a Delaware limited liability company (“CBC”), pursuant to the Agreement and Plan of Merger dated as of October 6, 2010 (the “Merger Agreement”) among CBC, Maroon Acquisition Corp., a Mississippi corporation and wholly owned subsidiary of CBC (“Merger Sub”), and Cadence.  On March 4, 2011, pursuant to and in accordance with the Merger Agreement, Merger Sub merged with and into Cadence (the “Merger”) with Cadence continuing thereafter as a wholly-owned subsidiary of CBC.  The funding for this transaction came primarily from funds previously raised in one or more private offerings conducted by CBC. The terms of the Merger Agreement were previously described in a Current Report on Form 8-K filed by the Company with the SEC on October 7, 2010.  In connection with the completion of the Merger, Cadence common shareholders will receive an amount in cash equal to $2.50 per share (without interest and subject to any applicable withholding tax) which values the transaction at approximately $30 million.

Also in connection with the completion of the Merger, pursuant to the Securities Purchase Agreement dated as of October 29, 2010 between CBC and the U.S. Department of the Treasury (the “Treasury”), CBC purchased all of Cadence’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and the warrant to purchase shares of common stock issued by the Cadence to the Treasury in exchange for a cash payment of approximately $39 million.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 4, 2011, each of L.F. Mallory, Jr. (who serves on the Executive Committee, Formal Agreement Compliance Committee, Investment Committee, Compliance Committee and Capital Planning Committee), David  Byars (who serves on the Audit Committee and Investment Committee), Robert S. Caldwell Jr., (who serves on the Audit Committee and Compliance Committee), Robert L. Calvert III (who serves on the Executive Committee, Compensation Committee, Formal Agreement Compliance Committee, Governance Committee and Capital Planning Committee), Robert A. Cunningham (who serves on the Audit Committee, Executive Committee, Formal Agreement Compliance Committee, Governance Committee, Compliance Committee and Capital Planning Committee), J. Nutie Dowdle (who serves on the Compensation Committee, Executive Committee, Formal Agreement Compliance Committee, Governance Committee and Capital Planning Committee), James C. Galloway Jr. (who serves on the Executive Committee and Capital Planning Committee), Clifton Hunt (who serves on the Executive Committee), Allen B. Puckett III (who serves on the Compensation Committee, Executive Committee, Formal Agreement Compliance Committee, Governance Committee and Capital Planning Committee), H. Stokes Smith (who serves on the Audit Committee, Compensation Committee and Investment Committee), and Sammy J. Smith (who serves on the Investment Committee and Compliance Committee) resigned as a member of the board of directors.

Also on March 4, 2011, Paul B. Murphy, Jr., Frank Cox, Stan Levy and John McWhorter were elected to the Cadence board of directors in connection with the completion of the Merger. Also, as previously announced, effective immediately following the consummation of the Merger, L.F. Mallory, Jr. retired as the Chairman and CEO of Cadence, Mark Abernathy (who continues to serve on the Cadence board of directors) was elected CEO of Cadence and Paul B. Murphy, Jr. was elected Chairman of the Board.

Item 8.01  Other Events.

On March 7, 2011, Cadence issued a Press Release announcing the completion of the Merger, which is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated March 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE FINANCIAL CORPORATION

Date: March 4, 2011	By:	/s/ Richard T. Haston
Richard T. Haston
Executive Vice President,
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit Number	Description
99.1	Press Release dated March 7, 2011